Exhibit 99.1

ESTIMATE OF RESERVES AND FUTURE NET CASH FLOW
to the
STRATEX OIL & GAS INTEREST
in certain properties located in
ROOSEVELT COUNTY, MONTANA

as of
DECEMBER 31, 2011

BASED ON CONSTANT PRICES AND COSTS
in Accordance with
SECURITIES AND EXCHANGE COMMISSION GUIDELINES

LaRoche Petroleum Consultants, Ltd.

LaRoche Petroleum Consultants, Ltd.

March 15, 2012

Mr. Stephen Funk, CEO
Stratex Oil & Gas
30 Echo Lake RD
Watertown, CT 06795

Dear Mr. Funk:

At your request, LaRoche Petroleum Consultants, Ltd. (LPC) has estimated the proved reserves and future cash flow, as of December 31, 2011, to the Stratex Oil & Gas (Stratex) interest in the Tininenko 4-19 property located in Roosevelt County, Montana. The work for this report was completed as of the date of this letter. This report was prepared to provide Stratex with Securities and Exchange Commission (SEC) compliant reserve estimates. It is our understanding that the properties evaluated by LPC comprise one hundred percent (100%) of the Stratex proved reserves. We believe that the assumptions, data, methods, and procedures used in preparing this report, as set out below, are appropriate for the purpose of this report. This report has been prepared using constant prices and costs and conforms to our understanding of the SEC guidelines, reserves definitions, and applicable financial accounting rules.

Summarized below are LPC'S estimates of net reserves and future net cash flow. Future net revenue is prior to deducting estimated production and ad valorem taxes. Future net cash flow is after deducting these taxes, operating expenses, and future capital expenditures but before consideration of federal income taxes. The discounted cash flow values included in this report are intended to represent the time value of money and should not be construed to represent an estimate of fair market value. We estimate the net reserves and future net cash flow to the Stratex interest, as of December 31, 2011, to be:

	Net Reserves		Future Net Cash Flow ($)
Category	Oil (Barrels)	Gas (Mcf)	Total	Present Worth at 10%
Proved Developed Producing	12,800	0	$410,990	$396,370

The oil reserves include crude oil and condensate. Oil reserves are expressed in barrels, which are equivalent to 42 United States gallons. All gas produced from this property is flared; therefore, there are no gas reserves.

The estimated reserves and future cash flow shown in this report are for proved developed producing reserves. This report does not include any value that could be attributed to interests in undeveloped acreage.

2435 North Central Expressway, Suite 1500  ●  Richardson, Texas 75080   ●   Phone (214) 363-3337   ●    Fax (214) 363-1608

This report includes an economic projection of reserves and cash flow for the subject property.

Estimates of reserves for this report were prepared using standard geological and engineering methods generally accepted by the petroleum industry. The reserves in this report have been estimated using deterministic methods. The methods utilized in the evaluation included consideration of the stage of development of the reservoir, quality and completeness of basic data, and production history. Recovery was estimated after consideration of the type of energy inherent in the reservoirs, the structural positions of the properties, and reservoir and well performance. In some instances, comparisons were made to similar properties for which more complete data were available. We have used all methods and procedures that we considered necessary under the circumstances to prepare this report. We have excluded from our consideration all matters as to which the controlling interpretation may be legal or accounting rather than engineering or geoscience.

The estimated reserves and future cash flow amounts in this report are related to hydrocarbon prices. Historical prices through December 1, 2011 were used in the preparation of this report as required by SEC guidelines; however, actual future prices may vary significantly from the SEC prices. In addition, future changes in environmental and administrative regulations may significantly affect the ability of Stratex to produce oil and gas at the projected levels. Therefore, volumes of reserves actually recovered and amounts of cash flow actually received may differ significantly from the estimated quantities presented in this report.

Benchmark prices used in this report are based on the twelve-month unweighted arithmetic average of the first day of the month price for the period January through December 2011. Oil prices are referenced to a West Texas Intermediate (WTI) crude oil price of $92.71 per barrel, as posted by Plains Marketing, L.P., and are adjusted for gravity, crude quality, transportation fees, and regional price differentials. These reference prices are held constant in accordance with SEC guidelines. The weighted average prices after adjustments over the life of the properties are $86.47 per barrel for oil.

Operating expenses are based on data obtained from Stratex. Expenses for this property, operated by Stratex, include allocated overhead costs, direct lease and field level costs, as well as marketing expenses. Lease and well operating costs are held constant in accordance with SEC guidelines.

An estimate of the cost to plug and abandon the well net of salvage value is included and scheduled at the end of the economic life of the property. This abandonment cost is held constant.

Technical information necessary for the preparation of the reserve estimates herein was furnished by Stratex or was obtained from state regulatory agencies and commercially available data sources. No special tests were obtained to assist in the preparation of this report. For the purpose of this report, the individual well test and production data as reported by the above sources were accepted as represented together with all other factual data presented by Stratex including the extent and character of the interest evaluated. An on-site inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined by LPC.

LaRoche Petroleum Consultants, Ltd.

The evaluation of potential environmental liability from the operation and abandonment of the properties is beyond the scope of this report. In addition, no evaluation was made to determine the degree of operator compliance with current environmental rules, regulations, and reporting requirements. Therefore, no estimate of the potential economic liability, if any, from environmental concerns is included in the projections presented herein.

The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. These estimates should be accepted with the understanding that future development, production history, changes in regulations, product prices, and operating expenses would probably cause us to make revisions in subsequent evaluations. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geological data; therefore, our conclusions represent informed professional judgments only, not statements of fact.

The results of our third party study were prepared in accordance with the disclosure requirements set forth in the SEC regulations and intended for public disclosure as an exhibit in filings made with the SEC by Stratex.

Stratex plans to make periodic filings on Form 10-K with the SEC under the 1934 Exchange Act. Furthermore, Stratex anticipates filing certain registration statements with the SEC under the 1933 Securities Act into which any subsequently filed Form 10-K is incorporated by reference. We have consented to the incorporation by reference in registration statements on Form S-3 and Form S-8 of Stratex of the references to our name, together with references to our third party report for Stratex which may appear in the December 31, 2011 annual report on Form 10-K and/or 10-K/A of Stratex. Our written consent for such use is included as a separate exhibit to the filings made with the SEC by Stratex.

We have provided Stratex with a digital version of the original signed copy of this report letter. In the event there are any differences between the digital version included in filings made by Stratex and the original signed report letter, the original signed report letter shall control and supersede the digital version.

The technical persons responsible for preparing the reserve estimates presented herein meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. The technical person primarily responsible for overseeing the preparation of reserves estimates herein is William M. Kazmann. Mr. Kazmann is a Professional Engineer licensed in the State of Texas who has thirty-seven years of engineering experience in the oil and gas industry. Mr. Kazmann earned a Bachelor of Science and Master of Science degrees in Petroleum Engineering from the University of Texas at Austin and has prepared reserves estimates for his employers and his own companies throughout his career. He has prepared and overseen preparation of reports for public filings for LPC for the past fifteen years. LPC is an independent firm of petroleum engineers, geologists, and geophysicists and are not employed on a contingent basis. Data pertinent to this report are maintained on file in our office.

LaRoche Petroleum Consultants, Ltd.

Very truly yours,

LaRoche Petroleum Consultants, Ltd.
State of Texas Registration Number F-1360

/s/ Thomas A. Schob
Thomas A. Schob
Licensed Professional Engineer
State of Texas No. 52722

/s/ William M. Kazmann
William M. Kazmann Licensed Professional Engineer State of Texas No. 45012

TS:mk 12-057

LaRoche Petroleum Consultants, Ltd.

DEFINITION OF RESERVES

Adapted from United States Securities and Exchange Commission
Regulation S-X Rule 4-10(a) as Amended

Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be recoverable, as of a given date, by application of development projects to known accumulations based on: analysis of geoscience and engineering data; the use of reliable technology; the legal right to produce; installed means of delivering the oil, gas, or related substances to markets, or the permits, financing, and the appropriate level of certainty (reasonable certainty, as likely as not, or possible but unlikely) to do so; and economic producibility at current prices and costs.

Proved reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. Existing economic conditions utilize current costs as of the effective date of the estimate and constant pricing utilizing the average price for the 12-month period prior to the end of the reporting period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Reasonable certainty is defined as having a high degree of confidence which means that the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geosciences (geological, geophysical and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is more likely to increase or remain constant than to decrease. If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered and if probabilistic methods are used, there should be at least a 90% probability that quantities actually recovered will equal or exceed the estimate.

Reservoirs are considered proved if economic producibility is supported by actual production, a conclusive formation test, or other reliable technology. The area of a reservoir considered proved includes (1) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (2) portions of the reservoir not yet drilled but which are reasonably certain to be economically producible on the basis of available geological and engineering data utilizing reliable technology. In the absence of information and reliable technology to establish fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when support for the engineering analysis on which the project or program was based includes successful testing by a pilot project or the operation of an installed program in the reservoir or the use of techniques that have been proved effective by actual production from projects in the same reservoir or an analogous reservoir or by other evidence using reliable technology that establishes reasonable certainty.

LaRoche Petroleum Consultants, Ltd.

Proved developed oil and gas reserves are reserves, in projects that extract oil and gas through wells, that can be expected to be recovered through existing wells with existing equipment and operating methods; and, in projects that extract oil and gas in other ways, can be expected to be recovered through extraction technology installed and operational at the time of the reserves estimate. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved. Developed reserves are subcategorized as producing or non-producing.

Proved developed producing reserves are expected to be recovered from existing wells in completion intervals which are open and producing at the date of the estimate. Improved recovery reserves are considered producing only after the improved recovery project is in operation.

Proved developed non-producing reserves include shut-in and behind-pipe reserves. Shut-in reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not started producing, (2) wells which were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future recompletion prior to the start of production.

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those development spacing areas that are reasonably certain of economic producibility based on engineering, geosciences, and economic data and reliable technology, including actual drilling statistics in the area. Estimates for proved undeveloped reserves are not attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated unless supported by techniques that have been proved effective by actual production from projects in the same reservoir or an analogous reservoir or by other evidence using reliable technology that establishes reasonable certainty.

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, in sum with proved reserves, are as likely as not to be recovered. When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will equal or exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there must be a least a 50% probability that the actual quantities recovered with equal or exceed the proved plus probable reserves estimates.

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability to exceed the sum of proved, probable, and possible reserves. When probabilistic methods are used, there must be at least a 10% probability that the actual quantities recovered will equal or exceed the sum of proved, probable, and possible estimates.

LaRoche Petroleum Consultants, Ltd.

Date: 03/15/2012	8:47:59AM	ECONOMIC PROJECTION	Case	:	TININENKO 4-19
Partner :	All Cases		Type	:	LEASE CASE
Retrieval Code :	125001111444	STRATEX OIL & GAS	Field	:	RED BANK
Reseve Cat :	Proved Producing	TININENKO 4-19	Operator	:	B 7 R DEVELPOMENT INCORPORATE
Location :	N 29.O/E 59.0/SEC 19.0 W2 NW SW	Discount Rate : 10.00	Reservoir	:	RATCLIFFE
Archive Set :	default	As of : 01/01/2012	Co., State	:	ROOSEVLT , MT
			API No.	:	25085212750000

Est. Cum Oil (Mbbl) :	123.93	Based on SEC December 2011 Pricing
Est. Cum Gas(MMcf) :	18.73	Yearly Average $96.19/bbl
Est. Cum Water Mbbl) :	503.34

	Oil	Gas	Oil	Gas	Oil	Gas	Oil & Gas	Misc	Costs	Taxes	Invest	NonDisc. CF	Cum
	Gross	Gross	Net	Net	Price	Price	Rev. Net	Rev. Net	Net	Net	Net	Annual	Disc. CF
Year	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	(s/bbl)	(s/Mcf)	(MS)	(MS)	(MS)	(MS)	(MS)	(MS)	(MS)
2012	8.72	0.00	6.54	0.00	86.47	0.00	565.51	0.00	106.00	95.69	0.00	363.82	351.76
2013	3.59	0.00	2.69	0.00	86.47	0.00	232.93	0.00	127.20	50.68	0.00	55.04	400.12
2014	2.86	0.00	2.14	0.00	86.47	0.00	185.19	0.00	127.20	40.30	0.00	17.69	414.15
2015	1.90	0.00	1.43	0.00	86.47	0.00	123.26	0.00	92.00	26.82	30.00	-25.56	396.37

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	3.7	17.07	0.00	12.08	0.00	86.47	0.00	1,106.89	0.00	452.40	213.50	30.00	410.99	396.37
Ult.		141.00	18.73

				Eco. Indicators
Major Phase :	Oil			Return on Investment(disc) :		19.856		Present Worth Profile (MS)
Initial Rate :	1,000.00	bbl/month		Return on Investment (undisc) :		14.700		PW	5.00% :	403.56	PW	20.00% :	382.90
Abandonment :	208.77	bbl/month		Year to Payout :		0.04		PW	8.00% :	399.21	PW	30.00% :	370.68
Initial Decline :	63.616	%/year	b = 0.00	Internal Rate of Return (%) :		>1000		PW	10.00% :	396.37	PW	40.00% :	359.66
Initial Ratio :	0.000	Mcf/bbl						PW	12.00% :	393.58	PW	50.00% :	349.73
Abandon Ratio :	0.000	Mcf/bbl			Initail	1st Rev.	2nd Rev.	PW	15.00% :	389.48	PW	60.00% :	340.75
Abandon Day :	09/24/2015			Working Interest :	1.00000000	0.00000000	0.00000000
				Revenue Interest :	0.75000000	0.00000000	0.00000000
				Rev. Date :
LPC Standard Eco.rpt		THESE DATA ARE PART OF A LAROCHE PETROLEUM CONSULTANTS, LTD. REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. CERTIFICATE OF REGISTRATION NUMBER F-1360											Page1 of 1

LaRoche Petroleum Consultants, Ltd.